INVESTOR DAY May 2026 Exh 99.1

Welcome and overview Senior Vice President Investor Relations & Global Affairs Suann Guthrie

Forward looking statement During this investor day, we will be making forward-looking statements, which are predictions, projections, or other statements about future events. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could materially differ because of factors and cautionary statements discussed during this investor day, in the accompanying slide presentation, and in the Risk Factors section of our Form 10-K, 10-Q and other reported filings with the Securities and Exchange Commission. We do not undertake any duty to update any forward-looking statement. For historical non-GAAP financial measures referenced during this investor day, reconciliations to the most directly comparable GAAP financial measures are available in the slide presentation which can be found on our website. Reconciliations for forward-looking non-GAAP measures are not provided for the reasons stated in the slide presentation.

Carlos Paz Executive Vice President Renewables, NA Specialty and Global Risk Management DIAMOND GREEN DIESEL PROVEN PERFORMANCE. RESILIENT MODEL. David Van Dorselaer Executive Vice President Global Sales and Marketing Rousselot THE NEXT ERA OF WELLNESS THROUGH COLLAGEN Agenda Suann Guthrie Senior Vice President Investor Relations and Global Affairs Randall C. Stuewe Chairman and CEO Bob Day Executive Vice President Chief Financial Officer WELCOME AND OVERVIEW FOUNDATION BUILT. FUTURE UNLOCKED. PUTTING SCALE AND STRENGTH TO WORK

Producing fats and proteins. Extracting, treating and returning more water back to the environment than we use. Process Improving sustainability and providing an alternative to landfilling and incineration. Collect Maximizing value for our fats and proteins. Create 50% of the animal is not consumable Uses 99% of the meat we don’t eat Reduces 90% potential GHGs vs industrial composting THE POWER OF RENDERING Giving every end a new beginning

Chairman and CEO Randall C. Stuewe Foundation built. Future unlocked.

7 VALUES that drive performance Invested to strengthen capabilities, assets and scale Disciplined execution and capital accountability Positioned to scale with discipline and advantage Entrepreneurship Transparency Integrity

8 Invested to strengthen capabilities, assets and scale Disciplined execution and capital accountability Positioned to scale with discipline and advantage Built a global foundation Transformed the business Poised for accelerated returns MULTI-YEAR transformation delivered

14 2003 600 employees, 20 locations, U.S. only 2006 National By-Products acquisition 2010 Griffin Industries acquisition 2013 Rothsay acquisition Diamond Green Diesel 1 – A new market for animal fats 2014 Vion acquisition – International footprint, entrance into gelatin market Foundation Built

20 2023 Diamond Green Diesel 3 Gelnex acquisition – growing collagen/gelatin market 2024 Miropasz acquisition in Poland – Europe’s largest poultry rendering company SAF production 2021 Diamond Green Diesel 2 2022 Valley Proteins acquisition – 18 rendering plants in southern, southeast, mid-Atlantic regions – more domestic animal fats FASA group acquisition – entered Brazilian rendering market Op de Beck acquisition – Turning food waste into renewable energy Foundation Built Future Unlocked

A global leader in ingredients that enhance human health and wellbeing Food Producing essential ingredients for animal nutrition, fertilizers and renewable fuels Feed Powering the future with low- emission energy solutions Fuel 30% global market share of gelatin and collagen 1.2B+ Gallons annual renewable fuel capacity 15% global by-product market share DARLING INGREDIENTS: A Global Industry Leader

NYSE: Publicly traded since 1994 DARLING INGREDIENTS: A Global Industry Leader 260+ facilities on 5 continents Headquartered in Irving, Texas Facilities Headquarters ~16,000 employees Employees DAR

Darling Ingredients Global animal product ion Global scale, where it matters

Global animal product ion percent change 2018-2025 +5% USA +14% Brazil - 6% Europe +14% Driving Asia Pacific growth China Animal production has shifted … Source: The Organization for Economic Cooperation and Development

and will continue to grow. Global animal product ion est imated growth 2030 +7% USA +6% Brazil - 2% Europe +2% China Source: The Organization for Economic Cooperation and Development

Market position and new products Growth Strong balance sheet that supports long-term shareholder value Value creation Strategic plan for profitable growth Roadmap Positioned to grow in all segments THE POWER OF RENDERING A Global Industry Leader Global scale creates financial flexibility Road to success

Executive Vice President Renewables, North American Specialty & Global Risk Management Carlos Paz Diamond Green Diesel Proven Performance. Resilient Model.

Transforming waste fats into a global opportunity 32 2005 2010 2015 2020 2025 As the largest animal fat producer in the world and the largest used cooking oil collector in North America, Darling captures the upside. Fat prices from last 25 years Corn Fats Source: StoneX, Jacobsen &Refinitiv

Used Cooking Oil Collection Darling Ingredients Plants

90+ 2,100+ 90%+ 8+ ~160k Company-owned and operated UCO facilities Unit fleet with nationwide coverage Population of the continental U.S. serviced directly Industries served (restaurants, grocers, c-stores, etc.) Customers served across United States and Canada

World-leading size, scale and location Strategically Positioned Founded July 2013 – Positive cash flow from year one Profitable Agile supply chain Nimble One of the world’s largest renewable producers • ~1.2 billion gallons renewable diesel (INCLUDING) • ~235 million gallons of neat Sustainable Aviation Fuel • Versatile inbound and outbound logistics • Pretreatment capable of handling all types of feedstocks ~ $6 billion invested*, self-funded DIAMOND GREEN DIESEL: A Global Industry Leader *includes all capital contributions since inception

FEEDSTOCK ORIGIN SALES OUTLET DGD 1, 2 and 3 Positioned for international supply and demand

• 2026, 2027 annual demand of 5.4B+ gals, compared to 3.35B gals in 2025 • Favors domestic feedstocks • Global demand for renewables is solid • Crude oil tightness benefitting renewables • DGD is operating at high-capacity utilization • Attractive margin environment ROBUST RVO Resulting in a much-improved operating environment

We view the RVO as supportive to DGD margins

Bloomberg Intelligence Scenario Highlights

- Significant increase in U.S. demand for advanced biofuel RIN generation (D4 – D5)
- RIN bank drawing down in 2026

Darling Takeaways

- RINs values continue to support margins
- Potential deficits can be addressed through decreased exports, increased capacity utilization and imports

In billions RIN	2025	2026	2027
Beginning Net RIN Bank Pre SREs	**0.85**	**(1.16)**	**(3.44)**
SRE Impact	2.78	3.95	3.95
2022 + prior	0.95	0.95	0.95
2023	0.91	0.91	0.91
2024	0.93	0.93	0.93
2025		1.16	1.16
=Adj. Beginning Net RIN Bank	**3.63**	**2.79**	**0.51**
Non-Cellulosic (D4+5+6) Demand			
Conventional (D6)	(15.86)	(15.00)	(15.00)
Non-Cellulosic Other Advanced (D5)	(0.83)	(0.60)	(0.60)
Biomass-Based Diesel (D4)	(5.67)	(8.86)	(8.95)
Exports (D4+5+6)	(1.62)	(1.21)	(1.21)
Other RIN Retirements (D4+5+6)	(0.11)	(0.12)	(0.13)
Annual Mandated RINs	**(24.08)**	**(25.80)**	**(25.89)**
Net of RIN Bank	**(20.45)**	**(23.01)**	**(25.38)**
Post-RVO SRE Impact	1.16	0	0
RIN Needs	**(19.28)**	**(24.51)**	**(25.39)**
RIN Generation (Full Equiv)			
Ethanol	14.66	14.74	14.74
Biodiesel Dom	1.66	2.25	2.39
Renewable Diesel Dom	4.85	5.69	5.99
Biodiesel imp	0.05	0.57	0.75
Renewable Diesel Imp	0.18	0.55	0.77
Other D5+SAF	0.67	0.71	0.75
=Total Generation	**22.07**	**24.51**	**25.39**
Ending RIN Bank Pre-Reallocation	2.79	1.5	0.00
70% 2023-25 Reallocation		0.99	1.04
Ending RIN Bank w/ 70% 2023-25 Reallocation		0.51	(1.04)
w/o imports		(0.61)	(1.52)
BI Baseline	**2.79**	**0.51**	**(1.04)**

Source: Bloomberg

DARLING INGREDIENTS

38

Executive Vice President Global Sales and Marketing - Rousselot David Van Dorselaer The next era of wellness through collagen

0 200 400 600 800 1000 1200 1400 1600 1800 2000 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Supplements, functional food & beverages with collagen (Global) 40 Source: Mintel GNPD N um be r o f P ro du ct s in th e M ar ke t Collagen products: a massive, growing opportunity

41 28 types identified Used by people for ages as it brings functional & health benefits Safe ingredient for the food, nutrition, pharma, medical industries Biocompatible and biodegradable by the body in medical applications Glue of the body found in skin, joints, & structure Most abundant protein in humans/mammalsRedefining Collagen with Science-Backed Solutions

Consumers: All-in on wellness, driving collagen boom 42 Aging population needs preventative health and nutrition Rise of ‘food as medicine’ movement Increase in consumer demand for protein One ingredient positioned for growth in multiple industries

Positioned to excel in the wellness era 43 Success in precision collagen segment • EXPERTISE: clinical validation & proven benefits • PROCESS CONTROL: consistent peptide profiles • COMMERCIAL SCALE: global execution • DEEP INDUSTRY KNOWLEDGE: opportunities with leading brands • Scientific validation and clinical backing • Ability to create differentiated functionality • Worldwide scale and supply reliability • Deep integration with customers Built to lead shift to precision collagen with Positioned to lead

Control the process à define the functionality 44 Functional outcomes Clinically validated Collagen peptides. Target Functionality Controlled Processing Defining Outcomes Long-chain protein Broad peptide mix Collagen Collagen peptides with clinically validated efficacy & safety profiles

45 Nextida Platform = Targeted Functionality • Higher pricing power • Improved margins • Premium segment expansion • Stronger customer stickiness • Targeted bioactive peptides • Clinical supported outcomes • Differentiated functionalities, ongoing innovation • Supporting brands in high-value health positioning Shift to targeted solutions enables Accelerated revenue growth with margin expansion potential

46 Clinically validated Collagen peptides: • Collagen is durable and growing • Nextida leads the shift to quality functional collagen • We are well positioned to excel in this new wellness era Invest in the collagen transformation with us Nextida Platform = Targeted Functionality

47 Joint Venture Opportunity Global player in rapidly growing collagen sector Producer in established gelatin & hydrocolloid segment Deep scientific expertise pioneering advanced collagen-based solutions for targeted health benefits Diversified global portfolio in attractive regions Wide range of quality gelatins and collagen peptides Gelatin solutions for the pharma industry Poised to compete in the broader health, wellness and nutrition products sector 85% 15%

Executive Vice President & Chief Financial Officer Bob Day Putting scale and strength to work

Animal Rendering & Used Cooking Oil Processing Used Cooking Oil & Fats Animal By-products Collagen Extraction Gelatin DAR Fuel Segment Feed Customers Food & Pharma Customers DAR Fuel: DGD, BZL Biodiesel, Biogas Fuel Customers Hydrolyzed Collagen Active Peptide Collagen Animal Protein Animal Fats UCO & Yellow Grease Biogas Feed Stock DAR Feed Segment DAR Food Segment Integrated value creation Businesses Represent >98% of Darling ADJ. EBITDA Functional Proteins

VALUE PROPOSITION Essential Business with Global Scale Leading global position not easily replicated Scaled Global Footprint Critical role in broader meat & food supply chains Essential Service Reducing risk by adjusting margins to market conditions Consistent Cash Generation Unmatched expertise in animal fat and protein separation Operational Best Practices Industry at near capacity in most regions & diversified assets needed for efficiency Favorable Market Dynamics Value-added leader increasing value of asset footprint Product Innovation

2021 2022 2023 2024 2025 2026** Total Debt $1,463 $3,385 $4,427 $4,042 $3,937 $3,222 Bank Leverage Ratio 1.73 2.54 3.26 3.93 2.90 1.82 1.73 2.54 3.26 3.93 2.90 1.82 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 $0 $1,000 $2,000 $3,000 $4,000 U SD x 1 m illi on 51 Q1 2026 Financials extrapolated • $134 million DAR Net Income • $255 million DAR non-DGD ADJ. EBITDA* • $151 million DAR 50% of DGD ADJ. EBITDA* • Total Q1 ADJ. EBITDA $406 * 4 = $1.624B annual run-rate • $750 – 800 million est. annual CAPEX + Cash Expenses At Q1 2026 run-rate, ~$875 million available cash for potential debt reduction Debt & net leverage ratio decreasing **Q1 extrapolated, assumes DGD contribution is returned Ba nk L ev er ag e Ra tio *Non-GAAP financial measure. See appendix for reconciliation to our most closely comparable measure for GAAP purposes

Debt comfortably secured & interest rate risk minimized 52 1,000 893 867 500 806 1,194 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2026 2027 2028 2029 2030 2031 2032 $ in m illi on s Debt Maturities & Amounts (as of end Q1 2026) 6.00% USD Notes TLA (Farm Credit) 4.50% EUR Notes 5.25% USD Notes RCF Utilized* RCF Unutilized $ in millions Q1 2026 Avg. Rates Fixed 2,367 5.29% Floating (Utilized)* 1,699 4.68% Floating (Unutilized) 1,194 4.69% Total Debt (Utilized) 4,126 5.04% Darling Corporate Debt *$300 million of floating debt is fixed via swaps through Q2 2027

53 • Large acquisitions from 2022 & 2023 funded with available cash and debt • Down-cycle in Ag & Renewable markets limited cash generation in 2024 & 2025, but still cash positive • Strong performance from 2022 & 2023 acquisitions and improved market beginning late 2025 leading to stronger cash generation in 2026 Generating cash from acquisitions $214 -$1,603 -$776 $340 $378 $875 -$2,500 -$2,000 -$1,500 -$1,000 -$500 $0 $500 $1,000 $1,500 2021 2022 2023 2024 2025 2026** Base CAPEX Share Buybacks Net Growth CAPEX *Net Cash After Investment in m illi on s U SD s **2026 based on Q1 run-rate, DGD returning Q1 capital contributions & before paying debt *Net Annual Cash After Investment is before repurchases of stock, debt and costs associated with debt, withholding taxes paid on stock awards and distributions to non-controlling interests

54 INC (Implied Net Cash) Allocated based on book value (PP&E + Intangibles + Goodwill) + Average Working Capital Usage = Does not include growth CAPEX Metric providing an estimated comparable net cash result Metric confirming pricing discipline & competitiveness I-RORV (Implied Return on Replacement Value) Debt Cost Implied Net Cash (INC) ADJ. EBITDA Maintenance Capital - - = Gross Asset Value or regional value per pound of innage capacity, whichever is more reasonable Implied Net Cash (INC) I-RORV Replacement Value / Operating metrics centered on cash & returns

Resiliency & returns from Feed Segment

- Rendering & UCO processing ~95% of Feed Segment ADJ. EBITDA
- @ current I-RORV, still room to increase margins from current levels **as many regions are at capacity**
- PPI industrial construction up 67% from 2019-2026: old contracts repricing to account for COVID inflation
- **I-RORV improvement focus**
  - ➢ **Operational Efficiency**
  - ➢ **Commercial Optimization**
  - ➢ **Market Conditions**
  - ➢ **Price Risk Management**
  - ➢ **Contract Management**



Implied Return on Replacement Value (I-RORV)
ADJ. EBITDA
INC
Inflation impact on ADJ. EBITDA & INC
Maintenance CAPEX & Debt Cost
$150 – 300 million potential improvement in ADJ. EBITDA & INC
@Current I-RORV%
+
1%
+
2%
+
3%

55

DARLING INGREDIENTS

56 65% 52% 35% 35% 48% 50% 15% 2020 2025 2030 ADJ. EBITDA Mix Gelatin Collagen Targeted Ingredients 80% 70% 64% 20% 30% 33% 3% 0% 20% 40% 60% 80% 100% 2020 2025 2030 Volume Mix Relative margin by product segment Gelatin = 1X Collagen = ~2.5-3X Targeted Ingredients = ~7-11X %’s reflected are approximate splits: 2020 & 2025 based on actual results and 2030 is estimated Widening margins & increasing returns in shifting product mix within Food Segment Collagen/gelatin represent 80% of Food Segment ADJ. EDBITDA

57 Global scale creates consistent cash generation regardless of market environment & policy ADJ. EBITDA Darling Non-DGD $900 $1050 $1200 DGD DAR 50% $200 $550 $900 TOTAL DARLING ADJ. EBITDA $1,100 $1,600 $2,100 CAPEX & EXPENSES CAPEX ($400) ($400) ($400) Interest + Taxes + Other ($300) ($325) ($350) TOAL CAPEX & EXPENSES ($700) ($725) ($750) DAR CASH AVAILABLE $400 $875 $1,350 Down-Cycle Mid-Cycle Up-CycleMillions USDs Market Scenarios • DGD $1.50 ADJ. EBITDA/gal • Tight global oilseed crops; vegoil & protein production; fat >$0.70/lb. • Limited tariff environment • DGD $0.92 ADJ. EBITDA/gal • Balanced global oilseed crops; vegoil & protein production; fat $0.50 - $0.70/lb. • Limited tariff environment • Similar to Q1 2026 run-rate • DGD $0.33 ADJ. EBITDA/gal • Large global oilseed crops; vegoil & protein production; fat <$0.50/lb. • High tariff environment; limited international trade Down-Cycle Mid-Cycle Up-Cycle

Positioned for significant cash generation ‘27-2030 58 875 412 424 437 875 901 928 956 1,350 1,391 1,432 1,475 $2,148 $3,661 $5,648 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 2027 2028 2029 2030 Down-cycle Annual Mid-cycle Annual High-cycle Annual Down-cycle Cumulative Mid-cycle Cumulative High-cycle Cumulative *Annual implied net cash increase estimated at 3% per year With current RVO, we don’t expect a down- cycle scenario through 2027. If one develops in 2028, we still expect to generate >$2 billion in cash by 2030, and $4-6 billion if conditions unfold as expected. Potential Uses of Cash (annual) • Tuck-in Acquisitions • Additional Debt Paydown • Share Buybacks • Dividends • Other M&A

• Biofuel & Biogas investment connected to Rendering & Waste Oil Processing • Biofuel diversification Fuel • Continued expansion of Rendering network • Grow UCO beyond U.S. & Canada Feed • Continued expansion of Collagen network • Accelerate development of active peptides Food • Capacity expansion of existing Collagen & Rendering facilities • Organic growth in key regions (e.g., U.S. Poultry rendering, South American & Asian Collagen) • Tuck-in acquisitions (e.g., UPI Bovinos) • Rendering manufacturing • UCO collection in Europe & South America • Biogas in Europe & U.S. • Biodiesel in South America • SAF capacity expansion at DGD • JV with Tessenderlo • Nextida product portfolio Continued opportunities for growth

Optimize the global portfolio & market tailwinds to maximize profitability Optimize Near-term cash flow & financial discipline pays down debt and solidifies balance sheet Solidify Deliver long-term shareholder value Deliver Potential to generate $4-6 billion in cash in next 5 years Leverage scale and balance sheet health to fund shareholder value initiatives and continued growth Reduce debt to below $3 billion, achieve <2.5X leverage DARLING INGREDIENTS: Financial focus for today and the future

Q&A Investor Day 2026

Thank You Investor Day 2026

Forward looking statement This presentation includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this presentation are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control. Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards, renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blenders tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and/or a decline in margins on the products produced by the DGD Joint Venture; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by the U.S. or foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; the potential for future terrorist attacks, responses to terrorist attacks and other acts of war or hostility, including the ongoing conflicts in the Middle East, Africa, North Korea and Ukraine; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this presentation or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2026. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

Appendix 64

65 Darling Ingredients Inc. Segment Financial Tables (in thousands, unaudited) Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA to (Non-GAAP) Combined Adjusted EBITDA (in thousands, unaudited) Three Months Ended April 4, 2026 Adjusted EBITDA Net income attributable to Darling 134,313 Depreciation and amortization 130,909 Interest expense 54,117 Income tax expense 38,626 Restructuring and asset impairment charges 364 Acquisition and integration costs 4,970 Foreign currency gain (3,143) Other expense, net 3,010 Equity in net income of Diamond Green Diesel (107,363) Equity in net income of other unconsolidated subsidiaries (2,895) Net income attributable to noncontrolling interests 2,743 Adjusted EBITDA (Non-GAAP) $ 255,651 DGD Joint Venture Adjusted EBITDA (Darling's share) (Non-GAAP) $ 151,170 Combined Adjusted EBITDA (Non-GAAP) $ 406,821

66 Darling Ingredients Inc. Segment Financial Tables (in thousands, unaudited) Diamond Green Diesel Joint Venture Consolidated Statements of Operations Three Months Ended March 31, 2026 Revenues: Operating revenues $ 1,414,046 Expenses: Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense 1,201,091 Lower of cost or market (LCM) inventory valuation adjustment (96,720) Depreciation, amortization and accretion expense 77,928 Total costs and expenses 1,182,299 Operating income 231,747 Other income 1,514 Interest and debt expense, net (11,156) Income before income tax expense 222,105 Income tax expense 44 Net income $ 222,061 Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA: Net income $ 222,061 Income tax expense 44 Interest and debt expense, net 11,156 Other income (1,514) Operating income 231,747 Depreciation, amortization and accretion expense 77,928 DGD Adjusted EBITDA (Non-GAAP) 309,675 Less: Discount and Broker Fees (7,335) DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees 302,340 Darling's Share 50% 50 % DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) $ 151,170

67 Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors. The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes that were outstanding at April 4, 2026. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Information reconciling forward-looking Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of forward-looking Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Adjusted EBITDA calculation.

68 Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). When Combined Adjusted EBITDA is presented by segment, Combined Adjusted EBITDA consists of Segment Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors. DGD Adjusted EBITDA is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency. DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA. Adjusted EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since Adjusted EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to Adjusted EBITDA per gallon presentations disclosed by other companies. Management believes that Adjusted EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA per gallon generally eliminates the effects of financing, income taxes and non-cash and certain other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.